Exhibit 99.1

Contacts: William R. Gargiulo, Jr. 231.526.1244 Michele Greco, CFO 312.595.9123

Andrew Love Joins
The Female Health Company
Board of Directors

CHICAGO, May 14, 2013 - The Female Health Company (NASDAQ-CM: FHCO - News), which manufactures and markets the FC2 Female Condom, today announced that it has named Andrew S. Love to be a member of its Board of Directors.

Mr. Love is Chairman of Love Savings Holding Company, the holding company of Heartland Bank, headquartered in St. Louis.  The Love Companies have been active in real estate, banking and finance since 1875.  Mr. Love has more than 40 years of experience in the investment, banking and real estate communities.  Previously, Mr. Love was a partner at the law firm Bryan Cave, LLP.

Mr. Love has been a long time investor in, and supporter of, The Female Health Company. Mr. Love was one of the original investors in the Phoenix Limited Partnership whose general partner identified the female condom as an investment opportunity, which ultimately resulted in the creation of The Female Health Company.

Mr. Love holds an AB degree from Harvard College and an LLB degree from the Harvard Law School.  Mr. Love has served as a board member for many charitable organizations, including the St. Louis Symphony Society, St. Louis Country Day School, St. Louis Repertory Theatre, the Center for Plant Conservation, Webster University, and the Edward K. Love Conservation Foundation.

O.B. Parrish, Chairman and CEO of The Female Health Company said: “We are delighted to have Andy Love as a member on our Board.”

About The Female Health Company

The Female Health Company, based in Chicago, Illinois, manufactures and markets the FC2 Female Condom® (FC2), which is available in the U.S. and approximately 139 other countries globally.  The Company owns certain worldwide rights to the FC2 Female Condom®, including patents that have been issued in a number of countries around the world. The patents cover the key aspects of FC2, including its overall design and manufacturing process.  The FC2 Female Condom® is the only available FDA-approved product controlled by a woman that offers dual protection against sexually transmitted diseases, including HIV/AIDS, and unintended pregnancy. The World Health Organization (WHO) has cleared FC2 for purchase by U.N. agencies.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

The statements in this release which are not historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events, developments or circumstances. Such forward-looking statements are inherently subject to known and unknown risks and uncertainties.  The Company's actual results and future developments could differ materially from the results or developments expressed in, or implied by, these forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following:  product demand and market acceptance; competition in the Company's markets and the risk of new competitors and new competitive product introductions; the Company's reliance on its international partners in the consumer sector and on the level of spending on the female condom by country governments, global donors and other public health organizations in the global public sector; the economic and business environment and the impact of government pressures; risks involved in doing business on an international level, including currency risks, regulatory requirements, political risks, export restrictions and other trade barriers; the Company's production capacity, efficiency and supply constraints; and other risks detailed in the Company's press releases, shareholder communications and Securities and Exchange Commission filings, including the Company's Form 10-K for the fiscal year ended September 30, 2012.  Actual events affecting the Company and the impact of such events on the Company's operations may vary from those currently anticipated.

For more information about the Female Health Company visit the Company's website at http://www.femalehealth.com and http://www.femalecondom.org. If you would like to be added to the Company's e-mail alert list, please send an e-mail to FHCInvestor@femalehealthcompany.com.